                                                                    EXHIBIT 6.11
                               OPTION AGREEMENT
                               ----------------


          THIS OPTION AGREEMENT (this "Option Agreement"), dated as of December
                                       ----------------
18, 1997, is made by and between MEADOWS PRESERVATION, INC., a Florida corporation ("Seller"), and BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a
              ------
Delaware limited partnership ("Purchaser").
                               ---------


                             W I T N E S S E T H:
                             -------------------


          WHEREAS, by deed of even date with this Option Agreement, Seller has acquired fee simple title to all that parcel of real estate located at the northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Mobile Home Park", which is more particularly described on Exhibit A attached hereto (the "Land"), together
                               ---------                       ----
with all improvements thereon (with the Land, the "Property");
                                                   --------

          WHEREAS, Purchaser and Seller propose to enter into a joint venture for the ownership of beneficial title to, and the management and operation of, the Property, conditioned upon Seller raising sufficient investment capital from owners of mobile or manufactured homes located on the Land by an agreed date; and

          WHEREAS, Purchaser has agreed to provide, or cause to be provided, interim financing for Seller's acquisition of the Property, conditioned upon, among other things, Seller granting to Purchaser the option to purchase the Property set forth in this Option Agreement, exercisable by Purchaser if Seller fails to raise the aforesaid investment, give notice thereof to Purchaser and enter into the aforesaid joint venture with Purchaser on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby agree as follows:

          1.  Grant of Option.  Seller hereby grants to Purchaser, and Purchaser
              ---------------
hereby accepts the grant of, the exclusive option to purchase the Property, upon and subject to the terms and conditions set forth in this Agreement and in Schedule A attached hereto, which Schedule A is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in Schedule A.

          2.   Consideration. The consideration for the option granted by this
               -------------
Option Agreement (the "Option") is described in the recitals hereto.
                       ------

          3.   Option Period.
               -------------

               (a) The Option may be exercised by notice in writing from Purchaser to Seller at any time during the period commencing on March 18, 1998 and ending at 5:30 p.m. on April 17, 1998.

               (b)  Notwithstanding anything in Section 3(a) hereof to the
                                                ------------
contrary, the Option shall expire and become ineffective if, by March 18, 1998,
(i) Seller shall have raised not less than Seven Hundred Fifty Thousand Dollars ($750,000) from the sale of shares in Seller for One Thousand Dollars ($1,000) each to owners of mobile or manufactured homes located on the Land, effected in compliance with all applicable Federal and state laws, (ii) Purchaser shall have received notice in writing from Seller that Seller has achieved the event described in clause (i) of this Section 3(b), and attaching evidence of such
                                ------------
event reasonably acceptable to Purchaser, and (iii) Seller and Purchaser shall have entered into a written partnership agreement creating the joint venture described in the recitals above.

          4.   Obligations Pending Closing.
               ---------------------------

               Effective from the date of this Option Agreement through (i) March 18, 1998 if Purchaser shall not exercise the Option, or (ii) Closing if Purchaser shall exercise the Option:

               (a)  Condition of Property. Seller shall continue to maintain the
                    ---------------------
Property in the ordinary course of business, consistent with the maintenance of the Property over the six (6) month period immediately preceding execution of this Option Agreement, and Seller shall not cause or permit any material adverse change in the condition of the Property, changes caused by casualty or the elements excepted.

               (b)  Leases. Seller shall not enter into any leases or contracts
                    ------
with respect to the Property or any portion thereof without the prior written consent of Purchaser except tenant leases and service contracts made in the ordinary course of business and terminable on not more than thirty (30) days' notice if writing.

               (c)  Liens. Seller shall not create or consent to the creation of
                    -----
any Liens against the Property other than liens approved by Purchaser in writing.

          Notwithstanding anything in this Section 4 to the contrary, if Seller enters into a management agreement with respect to the Property with Purchaser or an affiliate of Purchaser, and for so long as such management agreement shall be continuing, Seller shall be deemed to have satisfied its obligations under Sections 4(a) and (b) hereof (other than with respect to any acts affirmatively taken by Seller in violation of Sections 4(a) or (b)).

          5.   Condemnation. In the event any Governmental Authority should
               ------------
notify Seller, or Seller should become aware, of any permanent or temporary actual or threatened taking or condemnation of any material portion of the Property, Seller shall promptly notify Purchaser of the same. Purchaser shall thereafter be entitled to elect by written notice to Seller, given within fifteen (15) days after Seller's aforesaid notification to Purchaser, either (i) to proceed with this Option Agreement, with no change in the terms hereof, in which event if Purchaser does not terminate this Option Agreement during the Inspection Period, any and all proceeds of such taking or condemnation shall be delivered or assigned to Purchaser at Closing, or (ii) to terminate this Option Agreement, in which event both parties shall be relieved from any further liabilities or obligations hereunder.

          6.   Representations.
               ---------------

               a.   Seller Representations. Seller represents and warrants to
                    ----------------------
Purchaser as follows, all of which representations and warranties are true and correct as of the date hereof and shall be true and correct as of Closing hereunder:

                    i. Seller (A) is a corporation duly formed and validly existing under the laws of the State of Florida, and has full power and authority to sell the Property to Purchaser, and (B) has obtained all necessary consents and approvals as may be required for Seller to enter into and perform this Option Agreement.

                    ii. This Option Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity.

                    iii. To the best of Seller's knowledge, Seller is the sole legal and equitable owner of record and in fact of good and marketable fee simple title to the Property.

                    iv. Seller is not a "foreign person" as that term is defined in Section 1445 of the Internal Revenue Code.

                    v. To the best of Seller's knowledge, no taking by power of eminent domain or condemnation proceedings have been instituted or are threatened for the permanent or temporary taking or condemnation of all or any portion of the Property.

                    vi. Except as disclosed to Purchaser, to the best of Seller's knowledge, there is no pending or threatened, litigation, proceeding or investigation relating to the Property or Seller's title thereto, nor, to the best of Seller's knowledge, does Seller have reasonable grounds to know of any basis for such litigation, proceedings or investigations.

                    vii. Seller has not received any written notice of any violation of any laws, regulations, orders or requirements issued by any Governmental Authority, or action in any court on account thereof, against or affecting the Property.

                    viii. The person executing this Option Agreement on behalf of Seller represents and warrants that he or she is an officer of Seller, has been duly authorized by Seller to execute this Option Agreement, and has full power and authority to execute the same on behalf of Seller.

                    ix. No representation, warranty or covenant by Seller in this Option Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements therein not misleading.

          For the purposes of this Section 6, the term "best of Seller's knowledge" shall be deemed to mean the actual knowledge of Seller without investigation.

               b.   Purchaser Representations. Purchaser represents and warrants
                    -------------------------
to Seller as follows, all of which
representations and warranties are true and correct as of the date hereof and shall be true and correct as of Closing hereunder:

                    i. Purchaser is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

                    ii. Purchaser has obtained all necessary consents and approvals as may be required for Purchaser to enter into this Option Agreement.

                    iii. The person executing this Option Agreement on behalf of Purchaser represents and warrants that he or she is an officer of the general partner of Purchaser, has been duly authorized by such general partner to execute this Option Agreement, and has full power and authority to execute the same on behalf of Purchaser.

                    iv. No representation, warranty or covenant by Purchaser in this Option Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements therein not misleading.

               c.   Survival of Representations and Warranties.
                    ------------------------------------------

               The representations and warranties set forth in this Section 6
                                                                    ---------
shall survive Closing and delivery of the deed for a period of two (2) years.

          7    Default. If Purchaser, through no fault of Seller, shall fail to
               -------
close or to perform any of its other obligations hereunder, Seller's sole and exclusive remedy shall be the right to terminate this Option Agreement and to receive reimbursement from Purchaser for all Seller's actual out-of-pocket expenses incurred in connection with this Option Agreement. If Seller, through no fault of Purchaser, shall fail to close or to perform any of its other obligations hereunder, Purchaser's sole and exclusive remedies shall be either the right to terminate this Option Agreement and to receive reimbursement from Seller for all Purchaser's actual out-of-pocket expenses incurred in connection with this Option Agreement, or the right to specific performance of the terms hereof. In the event of any dispute hereunder, the prevailing party will be entitled to collect its reasonable litigation costs (including reasonable attorney's fees) from the other party.

          8.   Indemnification by Seller.  Seller shall hold harmless, indemnify
               -------------------------
and defend Purchaser and the Property from and against any misrepresentation or breach of warranty by Seller under this Option Agreement and any claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident thereto. Promptly after the receipt by Purchaser of notice of the commencement of any claim, proceeding, or other action in respect of which indemnity may be sought from Seller (each an, "Action"), Purchaser shall notify Seller in writing of the commencement of such Action (but the omission to so notify Seller shall not relieve Seller for any liability that it may otherwise have to Purchaser except to the extent that Seller is materially prejudiced or forfeits substantive rights or defenses as a result of such failure). Seller shall have the right, at its option and expense, to assume the defense of any Action in which Purchaser is a party, using counsel selected by it and reasonably acceptable to Purchaser. Seller shall not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of judgment that does not include an unconditional release of Purchaser for all liabilities with respect to such claim.

          9.   Broker. Each party, by the execution hereof, represents and
               ------
warrants that such party has not engaged the services of any broker, finder, agent or other similar person or entity in connection with the Option. Each party shall indemnify and hold harmless the other against and from any loss, cost, damage or fee (including reasonable attorneys' fees) resulting from any inaccuracy of such representation and warranty. This provision shall survive Closing and the delivery of the deed or the termination of this Option Agreement.

          10.  Miscellaneous.
               -------------

               a.   Notices. All notices, consents, approvals, demands and other
                    -------
communications under this Option Agreement shall be in writing and shall be deemed properly delivered, given or served if (i) personally delivered against receipted copy, (ii) mailed by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by telefacsimile (provided the transmitting machine produces an acknowledgment of delivery), or (iii) sent by overnight courier service to the parties at the following addresses:

               If to Purchaser:

                         Blue Ribbon Communities Limited
                         Partnership
                         c/o Manufactured Home Communities, Inc.
                         Two North Riverside Plaza, Suite 800
                         Chicago, Illinois 60606
                         Attention: President

               With a copy to:

                         Manufactured Home Communities, Inc.
                         Two North Riverside Plaza, Suite 800
                         Chicago, Illinois 60606
                         Attention: General Counsel

               If to Seller:

                         Meadows Preservation, Inc.
                         2555 PGA Boulevard
                         Palm Beach Gardens, Florida 33410
                         Attention: President

          All notices shall be deemed received (i) if personally delivered or sent by telefacsimile, on the date of hand or telefacsimile delivery, (ii) if sent by courier, one business day after it is sent, and (iii) if mailed, forty-eight (48) hours after deposit in the United States mail. Either party may change its address for the purpose of this Section by giving ten (10) days prior written notice of such change to the other party in the manner provided in this Section.

               b.   Governing Law.  This Option Agreement shall be construed and
                    -------------
enforced in accordance with the laws of the State of Florida.

               c.   Headings. The captions and headings herein are for
                    --------
convenience and reference only and in no way define or limit the scope of content of this Option Agreement or in any way affect its provisions.

               d.   Counterparts. This Option Agreement may be executed in two
                    -------------
or more counterpart copies, each of which counterparts shall have the same force and effect as if both parties hereto had executed a single copy of this Option Agreement.

               e.   Assignment; Binding Effect.  Seller and
                    --------------------------

Purchaser agree that the terms and conditions of this Option Agreement shall be binding upon, and shall inure to the benefit of, their respective successors and assigns. Purchaser shall have the absolute right to assign this Option Agreement to its Affiliate. For the purposes of this Agreement, an "Affiliate" shall mean any entity or person directly or indirectly controlling, controlled by, or under common control with Purchaser ("control" here meaning the power to direct management and policies by any lawful means).

               f.  Entire Agreement.  This Option Agreement and the Exhibits and
                   ----------------
Schedules attached hereto contain the final and entire agreement between the parties hereto with respect to the subject matter hereof, and are intended to be an integration of all prior negotiations and understandings. No change or modification to this Option Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Option Agreement shall be valid unless the same is in writing and is signed by the party against whom it is sought to be enforced.

               g.  Risk of Loss. The risk of loss to the Property shall remain
                   ------------
with Seller and shall pass to Purchaser simultaneously with Seller's delivery of a deed to the Property to Purchaser or Purchaser's agent at Closing.

               h.  Recordation. At the request of Purchaser, Seller shall
                   -----------
execute a Memorandum of Option to be recorded among the land records of Palm Beach County, Florida.

               i.  Further Assurances. Each party shall, whenever and as often
                   ------------------
as it shall be requested so to do by the other, cause to be executed, acknowledged and delivered any and all such further instruments and documents and do all such further acts and things as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purposes of this Option Agreement. This provision shall survive Closing and the delivery of the deed.

               j.  Time Of Essence. Time is of the essence in this Option
                   ---------------
Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above set forth.


WITNESS:                      PURCHASER:

 /s/                          BLUE RIBBON COMMUNITIES LIMITED
------------------
                              PARTNERSHIP, a Delaware limited
WITNESS:                      partnership


 /s/                          By:  MHC-QRS Blue Ribbon Communities,
------------------
                              Inc., a Delaware corporation, General
                              Partner


                                   By:  /s/ Howard Walker
                                        -------------------------
                                   Name:  Howard Walker
                                   Title: President


WITNESS:                      SELLER:

 /s/                          MEADOWS PRESERVATION, INC., a Florida
---------------------


WITNESS:
                              By:  /s/ Theresa Tyrrell
                                   --------------------------
 /s/                          Name:  Theresa Tyrrell
-------------------
                              Title:  President

                                  SCHEDULE A
                                  ----------

                   TERMS AND CONDITIONS OF PURCHASE AND SALE
                   -----------------------------------------

          Capitalized terms used in these terms and conditions shall have the meanings set forth in the Option Agreement unless the context otherwise requires.

1. Subject to exercise of the Option, and upon the terms and conditions of the Option Agreement and this Schedule A, Seller will sell and convey to Purchaser the following described property (herein collectively called the "Property"):
      --------

     A.   LAND.  The "Land", as defined in the Option Agreement.
          ----

     B.   IMPROVEMENTS.  All improvements in and on the Land.
          ------------

     C.   REAL PROPERTY.  The Land and the Improvements, collectively.
          -------------

     D.   EASEMENTS.  All easements, if any, benefiting the Real Property.
          ---------

     E.   RIGHTS AND APPURTENANCES. All rights and appurtenances pertaining to
          ------------------------
          the foregoing, if any, including any right, title and interest of Seller, if any, in and to adjacent streets, alleys or rights of way.

     F.   TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest
          --------------------------
          in all appliances, fixtures, equipment, vehicles, inventory from sales operations, machinery, furniture, carpet, drapes and other personal property, if any, located on or about the Real Property and the Improvements or used in the operation and maintenance thereof (the "Tangible Personal Property"). A schedule of the Tangible Personal
           --------------------------
          Property is set forth in Appendix "A" attached hereto and made a part
                                   -----------
          hereof.

     G.   INTANGIBLE PROPERTY. All of Seller's right, title and interest in the
          -------------------
          following intangible property (the "Intangible Property"): business
                                              -------------------
          telephone numbers, the name "The Meadows Mobile Home Park Development," logos and similar items, leases, rental agreements, prepaid rents and maintenance fees, marketing information, deposits, contract rights, permits and licenses, pertaining to the Real Property, the Improvements, or the Tangible Personal Property or the use thereof.

2.   PURCHASE PRICE. The purchase price for the Property shall be TWELVE MILLION
     --------------
     THREE HUNDRED FORTY-ONE THOUSAND SIX HUNDRED NINETY-THREE DOLLARS AND FORTY-SIX CENTS ($12,341,693.46) (the "Purchase Price"), payable by the
                                            --------------
     forgiveness of that certain loan (the "Loan") from MHC Lending Limited
                                            ----
     Partnership ("MHCL"), an affiliate of Purchaser, to Seller, evidenced by a
                   ----
     promissory note of even date with the Option Agreement from Seller to MHCL and secured, by among other things, a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents and an Assignment of Leases and Rents.

3.   CLOSING.
     -------

     A.   DATE AND TIME OF CLOSING. The closing and conveyance of title (the
          ------------------------
          "Closing") shall be held thirty (30) calendar days after Seller
           -------
          receives the Option Exercise Notice, at a place to be mutually agreed upon (the "Closing" or "Closing Date"), unless the parties mutually
                     -------      ------------
          agree upon another time or date.


     B.   At or prior to the Closing, Purchaser shall:

                    (i) Cause MHCL to forgive the Loan, as payment of the Purchase Price; and

                    (ii) Deliver to Seller such consents and authorizations as reasonably necessary to evidence authorization of Purchaser for the purchase of the Property, the execution and delivery of any documents required in connection with Closing and the taking of all action to be taken by the Purchaser in connection with Closing.

     C. At or prior to the Closing, Seller shall deliver to Purchaser the following (all executed as necessary):

                    (i) A Statutory Warranty Deed warranting good and marketable fee simple title to the Real Property to Purchaser subject only to the Permitted Exceptions (hereinafter defined).

                    (ii) "Marked down" title commitment updated through the Closing Date deleting the "gap" exception from Schedule B-II and all other exceptions except for the Permitted Exceptions (owner's policy to be delivered "post closing" at Seller's expense).

                    (iii) A Warranty Bill of Sale and Assignment conveying the
                          Tangible Personal Property to Purchaser and such assignments as may be necessary to convey Seller's interest in the Intangible Property.

                    (iv) An Assignment of all Intangible Property including, without limitation, all permits, licenses, warranties regarding the Property and the books and records pertaining to the planning, development, construction and operation of the Property; and the originals of the foregoing.

                    (v)   An affidavit as required by (S) 723.072, Florida
                                                                   -------
                          Statutes, showing Seller's compliance with (S)
                          --------
                          723.071, Florida Statutes.
                                   ----------------

                    (vi)   Tenant Deposits held by Seller as of the Closing
                           Date.

                    (vii) A certified and current rent roll, including identification of tenants by name and lot number, the current monthly rent, the lease and prospectus applicable to each lot, the identification of tenant deposits, and both prepaid and delinquent rents, certified as accurate by Seller as of the Closing Date.

                    (viii) An Assignment of all Leases and Rental Agreements for the Property, together with the original instruments for each lease or rental agreement. Additionally, Seller shall assign, to the extent assignable, all permits, licenses, warranties, promotional materials, contracts (if Purchaser elects to assume obligation), the name "The Meadows Mobile Home Park Development," logos, phone numbers and similar items used in the operation of the Property.

                    (ix) An affidavit stating that no work has been performed on the Property that would entitle any person or entity to record a mechanic's or materialman's lien against the Property, except persons or entities that have been fully paid and have released all claims; that Seller has sole possession of the Property, except for tenants and guests under unrecorded leases, reservations or rental agreements; that there are no unrecorded easements; and other matters reasonably required by the title insurer.

                    (x) An affidavit in accordance with IRS Code 1445 certifying that Seller is not a foreign person subject to the withholding rules of the Foreign Investment in Real Property Act.

                    (xi) The originals of all disclosed contracts pertaining to the Property, including, but not limited to, leases, deposits, rental agreements and other disclosed agreements between Seller and its tenants and service contracts that will be assumed by Purchaser, which are attached as Appendix "B" and made a part hereof (collectively the "Assumed
                                                                 -------
                           Contracts"). All Assumed Contracts shall be assigned
                           ---------
                           at Closing. Seller shall indemnify Purchaser from all loss, cost or expense in connection with all the claims, demands, actions or causes of action asserted against Purchaser or the Property (the "Claims")
                                                                   ------
                           arising out of the Assumed Contracts prior to Closing, and for claims arising out of any contracts not assumed by Purchaser both prior to and subsequent to Closing. Purchaser shall indemnify Seller from all loss, cost or expense in connection with any

                           Claims arising out of the Assumed Contracts subsequent to the Closing.

                    (xii) A closing statement setting forth the allocation of closing costs, purchase proceeds, etc.

                    (xiii) Certificates of title to vehicles(s), if any.

                    (xiv) Such consents and authorizations as reasonably necessary to evidence Seller's authority to sell the Property, including, without limitation, an affidavit as required by Section 620.605, Florida Statutes, and
                                                           ----------------
                           such documentation as the title insurer may require to ensure good and marketable title to the Property passing to Purchaser; the execution and delivery of any documents required in connection with the Closing; and documentation necessary for the taking of all action necessary to be taken by Seller in connection with the Closing.

     D.   Proration: Taxes: At Closing, proration of income and expense and the
          -----------------
          apportionment of taxes shall be apportioned between Seller and Purchaser as of the Closing Date on the basis that Seller owns the Property on the Closing Date, with respect to the following items:

                    (i) All real-estate and personal property taxes and assessments based upon the discounted amount of the latest available bills. The parties agree to reprorate the taxes at such time as the exact amount of such taxes for 1998 become known. The 1998 taxes shall be paid by Seller prior to Closing.

                    (ii) All rents (both earned and prepaid), other income, utilities and all other operation expenses with respect to the Property, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs shall be prorated as of the Closing Date. If the Closing shall occur before any rents from the Property have actually been paid for the month in which the Closing occurs, only the rents actually received by Seller will be prorated at Closing. If any tenant owing rent to Seller is fully current in his/her obligations to Purchaser, then subsequent to the Closing, if any such rents owing to Seller are actually received by Purchaser; immediately upon its receipt of such rents, Purchaser shall pay to Seller its proportionate share thereof for such month. Purchaser shall pay over to Seller any such rents not apportioned at the Closing received by Purchaser, for the benefit of Seller.

                    (iii) All utility and/or service charges. Seller shall, where practical, cause meters to be read and obtain final invoices through and including the Closing Date. Where this is not practical, the parties shall assume equal per diem use over the period of the billing, and adjustment shall be made accordingly. Utility deposits, if any, shall be retained by Seller. Purchaser shall replace any utility deposits or utility bonds outstanding with regard to the utilities serving the Property.

                    (iv) Any Assumed Contracts, including prepaid items or licenses to the extent they are assumable (equipment leases, maintenance contracts, etc.).

                    (v) The agreements of Seller and Purchaser set forth in this section 3(D) shall survive the Closing and shall not be merged in the Deed.

     E. The parties agree that closing costs shall be paid as listed below. Each party shall be responsible for payment of its respective attorney's fees.

     PURCHASER                                         SELLER
     ---------                                         ------

Recording of Deed                           Commission payable to any Seller's
                                            broker

Costs of First Mortgage, if any including   Documentary Stamps on Deed
intangible tax, documentary stamps &        Pending Special Assessment Liens, if
recording fees                              any

Commission payable to any Purchaser's       Title Insurance Commitment and Title
broker                                      Insurance Policy with standard
                                            endorsements and mortgagee policy if
                                            desired by Purchaser Recording of
                                            any mortgage or lien satisfactions
                                            Impact fees, if any


4.   Contingencies. Purchaser's obligation to purchase the Property is
     -------------
     contingent upon the following:

     A.   TITLE EVIDENCE. Within ten (10) days after the date Seller receives
          --------------
          the Option Exercise Notice, Seller shall deliver to Purchaser a current ALTA owner's policy commitment for title insurance, together with copies of all exception documents referred to therein. The title commitment and owner's policy on ALTA Standard Form 1970 B Revised, to be issued pursuant thereto, shall be paid for by Seller, shall be issued at the minimum promulgated rate, and shall be in an amount equal to the Purchase Price.

          Purchaser shall have five (5) business days after receipt of the survey described in Section 5 hereof, the title commitment, and copies of all exception documents to give written notice to Seller of any objections by Purchaser to the state of title

          (including any matters shown on the survey which are reasonably unacceptable to Purchaser). Failure of Purchaser to deliver a written notice of disapproval of the status of title to Seller within said five (5) business day period shall be conclusive evidence that Purchaser has approved each and every matter contained in the title commitment and shown on the survey, and that Purchaser will accept title in that condition.

     B.   PERMITTED EXCEPTIONS. Seller shall convey and transfer to Purchaser at
          --------------------
          Closing good and marketable fee simple title to the Property, free and clear of all liens and encumbrances, except those that can be and are discharged by Seller at or before Closing, and the following, hereinafter collectively referred to as the "Permitted Encumbrances."
                                                       ----------------------

                    (i) Real Property Taxes for the year in which the sale and purchase is closed, which shall be prorated as provided for elsewhere herein;

                    (ii) Applicable zoning and other regulatory laws and ordinances;

                    (iii) Rights of tenants under disclosed unrecorded rental
                          agreements;

                    (iv) Easements for provision of existing utilities services and all other easements which benefit the Property and that are approved by Purchaser; and

                    (v) The title exceptions listed in Schedule B of the title commitment which Purchaser approves, or is deemed to have approved, pursuant to this Paragraph 4.

     C.   TITLE DEFECTS. After due notice of any title defect, Seller shall have
          -------------
          the obligation to cure any defects that can, with reasonable diligence, be cured on or before the Closing Date. As to any other defects, Seller shall have the option to cure such defects within thirty (30) days after written notice. Purchaser shall be deemed to have consented to such cure if Purchaser fails to respond within ten
          (10) days after written notice from Seller of Seller's intent to cure such "other" defects (and, if necessary, the Closing shall be delayed for that period). Should Seller either elect not to cure, or if Purchaser does not give its consent to a cure by Seller, Purchaser shall have the option to:

                    (i) withdraw the Option Exercise Notice and declare the Option Agreement null and void and of no further force and effect by written notice to Seller, whereupon neither Seller nor Purchaser shall have any further obligations under the Option Agreement or these terms and conditions, or

                    (ii) Proceed under the Option Agreement and these terms and conditions and accept title to the Real Property subject to such defects, in which case the Closing shall take place on the later of the date set for Closing as herein provided or on a date mutually agreed upon by Seller and Purchaser, without reduction in the Purchase Price.

5.   SURVEY. Purchaser may, at its expense, within twenty (20) days after the
     ------
     date upon which Seller receives the Option Notice Exercise, update any prior survey or obtain a new survey of the Real Property in a form acceptable to the title insurer. The legal description of the Real Property is described in Exhibit "A" to the Option Agreement. Seller shall furnish
                     -----------
     Purchaser with all surveys in its possession, if any. If the survey discloses lack of access, a violation of deed restrictions, zoning regulations or covenants or these terms and conditions, easements which are not approved by Purchaser, that any improvements are not entirely on the Property, or other reasonable survey objections, the same shall be treated as a title defect and treated as provided in Paragraph 4(C). Purchaser shall have five (5) business days from receipt of said survey to deliver a written notice of disapproval of the status of title based upon Purchaser's survey. Failure of Purchaser to deliver a written notice of disapproval based upon Purchaser's survey within said five (5) business day period shall be conclusive evidence that Purchaser has approved each and every matter contained in Purchaser's survey and that Purchaser will accept title in that condition.

6.   CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. Purchaser's obligation to
     ---------------------------------------------
     close this transaction is expressly conditioned upon the following, which if not satisfied or waived by Purchaser on or before the Closing Date, shall permit Purchaser to withdraw the Option Exercise Notice and declare the Option Agreement null and void and of no further force and effect by written notice to Seller; whereupon neither Seller nor Purchaser shall have any further obligations under the Option Agreement or these terms and conditions.

     A. Seller shall have performed and complied with all of the covenants and agreements contained in the Option Agreement and/or these terms and conditions which are to be performed prior to the Closing Date;

     B. Seller shall have delivered the "marked down" commitment from the title underwriter updated through the Closing Date in the full amount of the Purchase Price subject only to the Permitted Exceptions and deleting the "gap" exception from Schedule B-2;

     C. The Property shall not have been materially affected by an moratorium, legislative or regulatory change, or any flood, accident, condemnation or other material adverse event; and

     D. All representations and warranties of Seller as set forth in Paragraph 7 next below shall be substantially true and correct as of the Closing Date.

     Purchaser may at any time or times before Closing waive any of the foregoing conditions but only in writing signed by Purchaser and delivered to Seller. In the event any of the conditions are not waived by Purchaser prior to the Closing Date, Purchaser may withdraw the Option Exercise Notice and declare the Option Agreement null and void and of no further force and effect by written notice to Seller, and thereafter neither Purchaser nor Seller shall have any further liabilities or obligations under the Option Agreement or these terms and conditions

7.   WARRANTIES, REPRESENTATIONS AND COVENANTS. The parties agree that Seller
     -----------------------------------------
     has made no representations or warranties to Purchaser of any kind regarding the financial or business status of the Property, other than as set forth in the Option Agreement and these terms and conditions. Seller hereby represents and warrants to, and covenants with, Purchaser that:

     A. Seller has good, marketable and insurable title to the Real Property, and the Real Property is free and clear of all liens, encumbrances, restrictions, security interests, covenants, conditions and other matters in any way affecting title to the Real Property, other than the Permitted Exceptions, save for the Loan (which will be satisfied at Closing as payment of the Purchase Price).

     B. Seller has no knowledge of any declarations, covenants or restrictions of record which should prevent the continued use of the Property as a 381-space mobile home park, all of which are fully developed with full utility services and fully rentable.

     C. There are no pending or threatened condemnation or similar proceeding affecting the Real Property, or any part thereof.

     D. Except as otherwise disclosed to Purchaser in writing, to Seller's knowledge, there are no action, suits or other legal or administrative proceedings, including bankruptcy proceedings, pending or threatened, against or involving Seller or the Property which could affect the consummation of the transactions contemplated hereby.

     E. No goods or services have been contracted for or furnished to the Real Property which will give rise to any mechanic's liens or other liens affecting all or any part of the Real Property, except for ongoing maintenance expense, which will be paid in full prior to or at Closing. Seller may contract for repairs or services which could result in a lien but Seller shall not allow any such liens to attach to the Real Property and shall execute an appropriate affidavit of no liens at Closing upon which Purchaser and the Title Insurer may rely.

     F. That except as shown on any surveys obtained pursuant to Paragraph 5, there are no encroachments on the Property and the Improvements which are constructed on the Property do not encroach upon the land of others.

     G. Seller has entered into no covenants, conditions, easements, restrictions, agreements or encumbrances which would prohibit the operation of a mobile home park on the Real Property.

      H. There are no rental agreements which affect the Real Property except as set forth in the rent roll attached as Appendix "C" (the "Rent
                                                    ------------       ----
          Roll") which has been provided by Seller. There are no rental
          ----
          agreements in excess of twelve (12) months and no rental agreements affording discounted rents except as set forth in the Rent Roll. The information contained therein is true and correct as of the Effective Date; no rental agents, brokers or finders have any rights with regard to such rental agreements, and there are no commissions payable in connection therewith; no tenant has an option to purchase any part of the Property; and Seller is the landlord under each such rental agreement and has the right to assign same to Purchaser.

     I. To the best of Seller's knowledge, Seller is in compliance with Chapter 723, Florida Statutes, and all regulations promulgated thereunder.

     J. Water and sewer services are provided by the City of Palm Beach Gardens, Florida ("City"), and all costs of design, construction and
                             ----
          permitting of water and sewer facilities and all connection fees have been paid. Seller is current in its obligation to the City for water and sewer services.

     K. The Tangible Personal Property is in good working condition, and at the time of Closing will be in good working order; and the Tangible Personal Property is free and clear of all liens and encumbrances, except as otherwise provided in these terms and conditions.

     L. Seller has the right to assign the name by which the Property is commonly known and to use that name in the operation of the Property. Seller represents to Purchaser that Seller has received no notice objecting to the use of this name for the Property, but Seller otherwise makes no warranty or representation as to Purchaser's ability to use or to continue to use this name.

     M. To the best of Seller's knowledge, the information contained in the Financial Statements identified in Appendix "D" attached hereto is true and correct in all material respects. Seller has not been notified of any material increases in expenses that are not reflected in such statements; for the financial statements reflecting the fiscal year 1995-1996, no part of the net operating income shown thereon is attributable to the approximately 89 unrented mobile home spaces on the Property.

     N. To the best of Seller's knowledge, there are no existing or continuing violations of any law, ordinance, rule, order, regulation, code or requirement, including any requirement contained in any hazard insurance policy covering the Property or any part thereof or of any board of fire underwriters or other body exercising a similar function, which are applicable to the Property or to any part thereof or which are applicable to the use or manner of use, occupancy, possession or operation of the Property, except as disclosed by those documents provided by Seller pursuant to Paragraph 3 hereof.

     O. To the best of Seller's knowledge, Seller has obtained and kept in good standing all governmental permits, licenses and approvals necessary for the operation of the Property, including, as applicable, all health permits, Department of Environmental Protection permits and HRS permits, and Seller has not received notice of any material violations thereunder.

     P. To the best of Seller's knowledge and except as disclosed by documents delivered by Seller hereunder, the use of the Property is consistent with the zoning uses authorized and permitted by the ordinances of the City and County where the Property is located; and, except those disclosed to Purchaser pursuant to Paragraph 3 hereof there are no unpaid assessments, impact fees or other development type charges pertaining to the Property except those disclosed to Purchaser pursuant to Paragraph 3 hereof.

     Q. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property excepting those disclosed by Purchaser pursuant to Paragraph 3 hereof, and Seller has received no notices from any such governmental agencies and has no independent knowledge of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property.

     R. Neither the execution and delivery of the Option Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will (i) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (ii) conflict with or breach any provision of the Articles of Incorporation, Bylaws or other corporate documents of Seller; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

     S. To the best of Seller's knowledge, neither these terms and conditions nor any Appendix nor any written statement or transaction document furnished or to be furnished by Seller to Purchaser in connection with the transactions contemplated by these terms and conditions contain or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     T.   Prior to the Closing, Seller will only enter into customary, twelve
          (12) month rental agreements. Seller will not enter into any amendment to or modification of any of the rental agreements prior to the Closing which will reduce, forgive or postpone any rents or which would otherwise materially affect the value of the Property, without Purchaser's consent, which will not be unreasonably withheld. There are no commissions or other fees payable to any person, entity or agent on the rentals collected or to be collected under the rental agreements save as agreed with Purchaser in writing.


     U. Except as disclosed to Purchaser in writing, no person, firm, corporation or other legal entity whatsoever, other than Purchaser, has any right, contract or option whatsoever to acquire the Property or any portion or portions thereof or any interest or interests therein, except for the rights of the tenants of the Property under Florida Statutes Section 723.071.
          ----------------

     V. Seller specifically represents, covenants and warrants that, to the best of its actual knowledge, the Property and the use and operation thereof will comply with all state and Federal environmental laws, rules and regulations, including, without limitation, the Federal Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980 and all amendments and supplements thereof and shall continue to comply therewith at all times. Specifically, and without limiting the generality of the of the foregoing, Seller represents, covenants and warrants that Seller has not used the Property and that to the best of its actual knowledge, the Property is not now being used for the handling, storage, transportation, or disposal of hazardous or toxic materials, nor is Seller aware of any hazardous substances used, stored or handled on land adjacent to the Property. Further, Seller represents and warrants that Seller has never been cited or notified of any violation of any state or federal environmental law, rule or regulations. In the event that the representations and warranties contained herein prove to be incorrect, Seller agrees to indemnify, defend, and hold Purchaser harmless from and against any loss to Purchaser, for which Seller is directly liable, including, without limitation, reasonable attorneys' fees and costs of site investigation and cleanup, incurred by Purchaser, but excluding consequential damages, as a result of Seller's handling, storage, transportation, or disposal of hazardous or toxic materials during Seller's ownership of the Property. This provisions shall survive the Closing of the purchase and shall not be merged in the deed.

     W. The Property contains and is zoned, licensed and permitted to contain and operate a mobile home park with 381 rentable mobile home spaces, of which all 381 are fully rentable with full utility services. The Property currently has 292 rental spaces rented and 89 rental spaces unrented.

Seller's foregoing representations and warranties shall survive the Closing and shall not be merged in the deed for a period of one (1) year from the Closing.

8.   RISK OF LOSS.
     ------------

     A.   Condemnation. If, after the Option Exercise Notice has been given,
          ------------
          but prior to Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof that exceeds five percent (5%) of the Real Property, Purchaser may either (a) withdraw the Option Exercise Notice and declare the Option Agreement null and void and of no further force and effect by written notice to Seller; whereupon neither Seller nor Purchaser shall have any further obligations under the Option Agreement or these terms and conditions, or (b) consummate the Closing, in which latter event the award of the condemning authority shall be assigned to Purchaser at Closing. Notwithstanding the foregoing, if Purchaser exercises the Option and the taking of any of the Property is less than 5% of the Real Property, the award or the rights to the award of the condemning authority shall be assigned to Purchaser at Closing.

9.   CASUALTY. Seller assumes all risks and liability for damage to or injury
     --------
     occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If, after the Option Exercise Notice has been given but prior to Closing, the Property, or any part thereof, suffers any damage in excess of $50,000.00 from fire or other casualty which Seller, at its sole option, does not repair, Purchaser may either: (a) withdraw the Option Exercise Notice and declare the Option Agreement null and void and of no further force and effect by written notice to Seller; whereupon neither Seller nor Purchaser shall have any further obligations under the Option Agreement or these terms and conditions, or (b) consummate the Closing, in which latter event the proceeds of any insurance not exceeding the Purchase Price and covering such damage shall be assigned to Purchaser at the Closing. In such event, Seller shall pay to Purchaser at Closing an amount equal to any deductible under said insurance coverage.

10.  POSSESSION. Seller agrees to deliver possession of the Property to
     ----------
     Purchaser at Closing, subject only to the rights of tenants-in-possession under disclosed rental agreements, Assumed Contracts and the Permitted Exceptions.

11.  DEFAULT AND LIQUIDATED DAMAGES. In the event of a default by either
     ------------------------------
     Purchaser or Seller after Purchaser has exercised the Option, the parties agree to the following:

     A. In the event of a default by Seller, Purchaser may pursue any remedies available as a result of Seller's breach, including specific performance.

     B. In the event of a default by Purchaser, Seller may pursue any remedies available as a result of Purchaser's breach, including specific performance.

The provisions of this Paragraph 11 shall survive Closing and shall not be merged in the deed.

12.  REAL ESTATE COMMISSIONS.Except as stated in this section, neither Seller
     -----------------------
     nor Purchaser has contacted any real-estate broker, finder, or similar person in connection with the transaction contemplated hereby and neither party is obligated to pay any brokerage fee or commission in connection with this sale.

     To the knowledge of Seller and of Purchaser, no Acquisition Fees (as hereinafter defined) have been paid or are due and owing to any person or entity by Seller or Purchaser. As used herein, "Acquisition Fees" shall mean all fees paid to any person or entity in connection with the selection and purchase of the Property, including real estate commissions, selection fees, nonrecurring management and startup fees, conversion fees, development fees or any other fee of similar nature. Seller and Purchaser each hereby agree to indemnify and hold harmless the other from and against any and all claims for Acquisition Fees or similar charges with respect to this transaction, arising by, through or under the indemnifying party, and each further agrees to indemnify and hold harmless the other from any loss or damage resulting from any inaccuracy in the representations contained in this section. This indemnification agreement of the parties shall survive the Closing.

13.  LIABILITY AND INDEMNIFICATION
     -----------------------------

     A. Purchaser does not and shall not assume any liability for any claims arising out of any occurrence prior to the Closing Date with respect to the Property.

     B. From and after the Closing Date, Seller agrees to indemnify and hold harmless Purchaser, and Purchaser's successors and assigns, from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including attorney's fees), arising out of, as a result of or as a consequence of: (i) any property damage or injuries to persons, including death, caused by any occurrence at the Property or in connection with the Seller's use, possession, operation, repair and maintenance of the Property prior to the Closing Date; and (ii) any breach by Seller of any of its representations, warranties, or obligations set forth herein or in any other document or instrument delivered by Seller in connection with the consummation of the transactions contemplated herein. In such event, Seller shall be promptly notified by Purchaser and shall have the right and duty to defend such claims against Purchaser.

     C. From and after the Closing Date, Purchaser agrees to indemnify and hold harmless Seller, and Seller's successors and assigns, from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including attorneys' fees), arising out of, or as a consequence of any property damage or injuries to persons, including death, caused by any occurrence at the Property after the Closing Date in connection with Purchaser's use, possession, operation, repair and maintenance of the Property after the Closing Date. In such event, Purchaser shall be promptly notified by Seller and shall have the right and duty to defend such claims brought against Seller.

The provisions of this Paragraph 13 shall survive Closing and shall not be merged into the deed.

14.  THIRD PARTIES.  Neither the Option Agreement nor these terms and conditions
     -------------
     shall be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

15.  PROVISIONS TO SURVIVE CLOSING. Any provision which by its nature or effect
     -----------------------------
     is required to be performed, or which may be performed, or which may be breached after delivery of the deed, shall survive delivery of said deed except as otherwise expressly provided by the Option Agreement or these terms and conditions. The time limitations applicable to

     Seller's representations and warranties set forth in Paragraph 7 above, shall not be applicable to other survival provisions set forth in the Option Agreement or these terms and conditions, nor to those warranties expressly set forth in the Warranty Deed, Bill of Sale or any other conveyancing document executed and delivered by Seller to Purchaser.

16.  RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that, when
     ----------------
     it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtaining from your County Public Health Unit.

17.  PURCHASER'S COVENANTS. The parties hereby agree that, if Purchaser
     ---------------------
     exercises the Option and the Closing occurs, then:

     A.   MANAGEMENT AND OPERATION OF PROPERTY. Unless and until otherwise
          ------------------------------------
          determined by Purchaser, Purchaser or its affiliate shall act as the property manager of the Property. In addition, subject to applicable law, unless and until otherwise determined by Purchaser, Purchaser or its affiliate as the exclusive sales/resales and marketing agent at the Property (provided, however, that each owner (a "Homeowner") of a
                                                               ---------
          mobile or manufactured home (a "Home") located on a site ("Homesite")
                                          ----                       --------
          on the Property shall have the right to sell such Home independent of Purchaser), and shall have the exclusive right to develop and market additional Homesites within the Property.


     B.   USE OF PROPERTY. Purchaser shall (i) not convert the use of the
          ---------------
          Property to any use other than a mobile home park or manufactured home community use during the period of ten (10) years commencing on the Closing Date (the "Restriction Period") (subject to causes beyond
                             ------------------
          Purchaser's reasonable control, including, without limitation, zoning changes, condemnation and casualty), (ii) spend at least Four Hundred Thousand Dollars ($400,000) (which sum shall be funded solely by Purchaser or its affiliate) within a reasonable time after the Closing Date on capital improvements to the Property, including, without limitation, installation of a gate at the front entrance, improvements to the clubhouse building and street repairs, (iii) make a one-time contribution of One Hundred Thousand Dollars ($100,000) (which sum shall be funded solely by Purchaser or its affiliate) to the MPI Park Purchase Account on the Closing Date, (iv) limit annual base rent increases at the Property during the Restriction Period to the greater of (A) five percent (5%) or (B) the corresponding annual percentage increase in the "Consumer Price Index for All Urban Consumers, All Items" prepared by the Bureau of Labor Statistics of the United States Department of Labor, and (v) to limit additional rent pass-throughs to
          (A) ad valorem taxes, (B) non-ad valorem assessments and (C) costs incurred by Purchaser or its affiliate to comply with governmental directives.

     C.   SUBLEASING. Homeowners may continue to sublease their Homes
          ----------
          substantially in accordance with current Property practice; provided,
                                                                      --------
          however, that each Homeowner shall remain responsible for complying
          -------
          with such Homeowner's
          rental agreement, for maintaining such Homeowner's Home in compliance with the standards set forth in the Property's rules and regulations (the "Rules and Regulations"), and for ensuring that such Homeowner's sublessee complies with the Rules and Regulations.

     D.   MAINTENANCE OF HOMES. Each Homeowner shall be responsible for
          --------------------
          maintaining such Homeowner's Home in good condition and repair and in compliance with the standards set forth in the Rules and Regulations. If any Homeowner fails to properly maintain such Homeowner's Home, Purchaser shall give such Homeowner written notice of such failure. If such Homeowner does not cure such failure within thirty (30) days (or if such failure cannot reasonably be cured within such thirty (30) day period, if such Homeowner does not commence the curing of such failure within such thirty (30) day period and diligently prosecute such curing to completion within a reasonable time thereafter), Purchaser may require that such Homeowner's Home be moved to another Homesite designated by Purchaser or removed from the Property.

     E.   UPGRADE POLICY. Upon the sale or other transfer of a Home not meeting
          --------------
          then-current Property standards, or upon a change in the persons occupying such a Home (other than changes involving related parties), Purchaser may require that the Home be upgraded to then-current Property standards, moved to another Homesite designated by Purchaser or removed from the Property. If the new owner or proposed occupant of the Home acquires the Home before any such required upgrades are completed, such new owner or proposed occupant shall not be given a rental agreement unless and until they complete the required upgrades within six (6) months after they acquire the Home.

The provisions of this Section 17 shall survive the Closing and shall not be merged in the deed.

18.  APPENDICES. The following appendices are attached to and are incorporated
     ----------
     into these terms and conditions:

     A.   Appendix "A"Schedule of Tangible Personal Property.
          -----------

     B.   Appendix "B"Assumed Contracts.
          -----------

     C.   Appendix "C"Rent Roll
          -----------

     D.   Appendix "D"Financial statements
          -----------

                                   Appendix A
                                   ----------

                     Schedule of Tangible Personal Property
                     --------------------------------------


                                  See attached

                              EXHIBIT "B"; ITEM 1.

                      TANGIBLE PERSONAL PROPERTY INCLUDED


INCLUDED IN THE SALE OF THE MEADOWS MOBILE HOME PARK IS ALL OF THE TANGIBLE PERSONAL PROPERTY LOCATED UPON THE PREMISES AT 2555 P.G.A. BOULEVARD, PALM BEACH GARDENS, FLORIDA 33410


INCLUDING:

1.   1994 CHEVROLET PICK UP TRUCK VIN 1GCDC1477RZ274568
2.   TWO (2) JOHN DEER LAWN TRACTORS
3.   DIXON LAWN TRACTOR
4.   MISCELLANEOUS POWER AND HAND LAWN EQUIPMENT
5.   TOOLS AND SPARES IN GARAGE
6.   4000 WATT GENERAC GENERATOR
7.   MAIN OFFICE FURNITURE
8.   MAIN OFFICE COMPUTER
9.   MAIN OFFICE MOBILE HOME WITH ATTACHED GARAGE VIN T3228A &
     T3228B
10.  OLD OFFICE MOBILE HOME
11.  CLUB HOUSE FURNITURE
12.  CLUB HOUSE TV SET
13.  CLUB HOUSE KITCHEN APPLIANCES
14.  CLUB HOUSE BILLIARD TABLE AND ACCESSORIES

EXCLUDING:

1.   COMPUTER AND RELATED EQUIPMENT IN MANAGER'S OFFICE
2.   MANAGER'S FURNITURE (DESK, CHAIR, CREDENZA, TABLE, AND 2 CHAIRS)
3.   TWO (2) FOUR DRAWER INSULATED LEGAL FILE CABINETS
4.   PERSONAL PROPERTY OF MANAGER STORED IN OFFICE, GARAGE, OR "OLD
     OFFICE TRAILER"
5. BOOKS AND RECORDS OF ALL ENTITIES (INCLUDING BUT NOT LIMITED TO: H.G.G.S. ASSOCIATES; DAVID HENDEL ASSOCIATES, INC.; DAVID HENDEL LTD.), AND FILE CABINETS STORING THEM
6.   SIX MOBILE HOMES LOCATED ON LOTS 140A, 332, 335, 401, 403, & 434
7.   ALL BANK ACCOUNTS CHECKS AND RECORDS OF H.G.G.S. ASSOCIATES

                                   Appendix B
                                   ----------

                               Assumed Contracts
                               -----------------

Water use permit compliance monitoring provided by ViroGroup without a current written agreement.

                                   Appendix C
                                   ----------

                                   Rent Roll
                                   ---------

                                  See attached

                                   Appendix D
                                   ----------

                              Financial Statements
                              --------------------

                           Not attached by agreement

                         AMENDMENT TO OPTION AGREEMENT
                         -----------------------------



     THIS AMENDMENT TO OPTION AGREEMENT (this "Amendment"), made as of this 30th
                                               ---------
day of March, 1998, by and between MEADOWS PRESERVATION, INC., a Florida corporation ("Seller"), and BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a
              ------
Delaware limited partnership ("Purchaser").
                               ---------



                                  WITNESSETH:


     WHEREAS, the parties entered into that certain Option Agreement dated as of December 18, 1997 (the "Option Agreement"), whereby Seller granted to Purchaser,
                        ----------------
on the terms and conditions set forth in the Option Agreement, the exclusive option to purchase (the "Option") all that parcel of real estate located at the
                         ------
northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Mobile Home Park", which is more particularly described on Exhibit A attached hereto (the "Land"), together
                               ---------                       ----
with all improvements thereon (with the Land, the "Property");
                                                   --------

     WHEREAS, pursuant to the Option Agreement, the Option may be exercised at any time during the period commencing on March 18, 1998 and ending at 5:30 p.m. on April 17, 1998.

     WHEREAS, Seller and Purchaser have agreed to extend the period during which the Option may be exercised by Purchaser, and to make certain other amendments to the Option Agreement, as hereinafter set forth;


     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, made one to another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Section 3(a) of the Option Agreement is hereby deleted in its entirety
         ------------
and replaced with the following:


          "3(a) The Option may be exercised by notice in writing from Purchaser to Seller at any time during the period commencing on August 1, 1998 and ending at 5:30 p.m. on August 31, 1998."


     2. The date "March 18, 1998" shall be deleted wherever it appears in Sections 3(b) and 4 and replaced with the date "August 1, 1998".
-------------------

     3. Except as specifically modified by this Amendment, all of the remaining terms of the Option Agreement shall continue in full force and effect.

     4. This Amendment shall be construed and enforced in accordance with the laws of the State of Florida.

     5. This Amendment may be executed in two or more counterpart copies, each of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above set forth.



                            SELLER:

                            BLUE RIBBON COMMUNITIES LIMITED
                            PARTNERSHIP, a Delaware limited partnership

WITNESS:

                            By: MHC-QRS Blue Ribbon Communities, Inc.,
 /s/                        a Delaware corporation, General Partner
--------------------


 /s/                            By:  /s/ Ellen Kelleher
--------------------
                                Name: Ellen Kelleher
                                Title: Executive Vice President/General Counsel


                            SELLER:


WITNESS:                    MEADOWS PRESERVATION, INC., a Florida
                            corporation


 /S/                        BY:  /S/  RICHARD MCCANN
--------------------
                            NAME: RICHARD MCCANN
                            TITLE: PRESIDENT
 /S/
--------------------

                     SECOND AMENDMENT TO OPTION AGREEMENT
                     ------------------------------------



          THIS SECOND AMENDMENT TO OPTION AGREEMENT (this "Amendment"), made
                                                           ---------
as of this 19th day of August, 1998, by and between MEADOWS PRESERVATION, INC., a Florida corporation ("Seller"), and BLUE RIBBON COMMUNITIES LIMITED
                        ------
PARTNERSHIP, a Delaware limited partnership ("Purchaser").
                                              ---------


                                  WITNESSETH:



          WHEREAS, Meadows Preservation, Inc., a Florida corporation ("MPI-1"),
                                                                       -----
and Purchaser entered into that certain Option Agreement dated as of December 18, 1997, as amended by that certain Amendment to Option Agreement dated as of March 30, 1998 (collectively, the "Option Agreement"), whereby Seller granted to
                                   ----------------
MPI-1, on the terms and conditions set forth in the Option Agreement, the exclusive option to purchase (the "Option") all that parcel of real estate
                                   ------
located at the northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Mobile Home Park", which is more particularly described on Exhibit A attached hereto,
                                               ---------
together with all improvements thereon;

          WHEREAS, pursuant to the Option Agreement, the Option may be exercised at any time during the period commencing on August 1, 1998 and ending at 5:30 p.m. on August 31, 1998; and

          WHEREAS, Seller, the successor by mergers to MPI-1, and Purchaser have agreed to extend the period during which the Option may be exercised by Purchaser, to modify the circumstances in which the Option may be exercised, and to make certain other amendments to the Option Agreement, as hereinafter set forth;


          NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, made one to another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   The Option Agreement is hereby amended as follows:

               (a) The portion of the second recital of the Option Agreement commencing with the words ", conditioned upon" in the third line and continuing through the words "an agreed date" in the fifth and sixth lines is deleted in its entirety.

               (b) The third recital of the Option Agreement is hereby deleted in its entirety and replaced with the following new recital:

               "WHEREAS, Purchaser has agreed to provide, or cause to be provided, interim financing for Seller's acquisition of the Property, conditioned upon, among other things, Seller granting to Purchaser the option to purchase the Property set forth in this Option Agreement if Seller fails to enter into the aforesaid joint venture with Purchaser on the terms and conditions hereinafter set forth."

               (c)  Section 3(a) of the Option Agreement is
                    ------------
          deleted in its entirety and replaced with the following new
          Section 3(a):
          ------------

               "3(a) The Option may be exercised by notice in writing from Purchaser to Seller at any time during the period commencing on December 1, 1998 and ending at 5:30 p.m. on December 31, 1998."

               (d)  The portion of Section 3(b) of the Option
                                   ------------
          Agreement commencing with the date "March 18, 1998 " on the third line and continuing through the words and numbers "reasonably acceptable to Purchaser, and (iii)" on the eleventh line is hereby deleted and replaced with "December 1, 1998,".


               (e)  The date "August 1, 1998" on the second line of Section 4 of
                                                                    ---------
the Option Agreement is hereby deleted and replaced with the date "December 1, 1998".

               (f) Exhibit A to the Option Agreement is hereby replaced with Exhibit A attached hereto.

          2. Except as specifically modified by this Amendment, all of the remaining terms of the Option Agreement shall continue in full force and effect.

          3. This Amendment shall be construed and enforced in accordance with the laws of the State of Florida.

          4. This Amendment may be executed in two or more counterpart copies, each of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above set forth.


                                    SELLER:


                                    BLUE RIBBON COMMUNITIES LIMITED
                                    PARTNERSHIP, a Delaware limited partnership
WITNESS:

                                    By:  MHC-QRS Blue Ribbon Communities, Inc.,
/s/_____________________            a Delaware corporation, General Partner


/s/_____________________                By:  /s/ David W. Fell
                                        Name: David W. Fell
                                        Title: Vice President


                                    SELLER:


WITNESS:                            MEADOWS PRESERVATION, INC., a florida
                                    corporation


/s/______________________           By:  /s/ Mary Bachiochi
                                    Name: Mary Bachiochi
                                    Title: Treasurer
/s/______________________

                                      -3-